Exhibit 99.2

News Release

For Release on July 13, 2005

Contact: Company: Phone: E-mail: Contact: Company: Phone: E-mail:	Steve R. Roth, CFO Rudolph Technologies, Inc. (973) 448-4302 sroth@rudolphtech.com Jana Clerico Rudolph Technologies, Inc. (973) 448-4316 jclerico@rudolphtech.com	Stan Piekos, CFO August Technology (952) 259-1672 stan.piekos@augusttech.com Megan Andrada, Communications August Technology (952) 259-1647 megan.andrada@augusttech.com

Rudolph Technologies and August Technology Announce Early Termination of HSR Waiting Period for Merger

Flanders, NJ, and Bloomington, MN, July 13, 2005 – Rudolph Technologies, Inc. (NASDAQ: RTEC) and August Technology Corporation (NASDAQ: AUGT) announced today that each company has received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to Rudolph’s proposed merger with August Technology. Termination or expiration of this waiting period is a condition to the proposed merger between the two companies.

About Rudolph Technologies, Inc.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company’s products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph’s product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry’s growth in order to enhance the competitiveness of its products in the marketplace. The Company’s success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph’s strategy for continued technological and market leadership.

About August Technology

August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market.  With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system.  Following detection August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions.  Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization.  Additional information can be found on the company’s web site at www.augusttech.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of those words and other comparable words. Rudolph and August wish to take advantage of the “safe harbor” provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph and August. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph’s competitors; (4) sole or limited sources of supply; (5) the merger agreement and the transactions contemplated thereby may not be approved by the companies’ shareholders; (6) Rudolph and August may be unable to obtain certain foreign regulatory approvals required for the transaction, or obtaining these approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company; (7) conditions to the closing of the transaction may not be satisfied; (8) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (9) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (10) revenues following the merger may be lower than expected; (11) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies’ expectations; (12) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (13) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (14) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (15) the impact of the slowdown in the overall economy; (16) uncertainty of the current global political environment; (17) the potential for terrorist attacks; (18) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (19) the timing of revenue recognition of shipments; (20) changes in or an inability to execute our business strategy; (21) unanticipated manufacturing or supply problems and (22) changes in tax rules.  Rudolph cannot guarantee future results, levels of activity, performance, or achievements.  Additional factors that may affect the future results of Rudolph and August are set forth in their respective Form 10-K reports for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov, the SEC’s website, and at the companies’ websites, which are http://www.rudolphtech.com and

http://www.augusttech.com, respectively.  These factors are updated from time to time through the filing of reports and registration statements with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement of Rudolph Technologies, Inc., which will include a joint proxy statement of Rudolph and August, and other materials, will be filed with the SEC.  WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUDOLPH, AUGUST AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Rudolph and August at http://www.sec.gov, the SEC’s website. Free copies of Rudolph’s SEC filings may also be obtained at http://www.rudolphtech.com, and free copies of August’s SEC filings may be obtained from August’s website at http://www.augusttech.com.

Participants in the Solicitation

Rudolph, August and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rudolph’s stockholders or August’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Rudolph is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 22, 2005. Information regarding the officers and directors of August is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 29, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and joint proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

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